UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2017

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18101 Von Karman Avenue, Suite 700

Irvine, California  92612

     (Address of Principal Executive Offices) (Zip Code)

(949) 202-4160

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 16, 2017, First Foundation Inc. (the “Company”) and its wholly-owned subsidiary, First Foundation Bank (the “Bank”), entered into an Equity Distribution Agreement (the “Distribution Agreement”) with FBR Capital Markets & Co., Raymond James & Associates, Inc., Sandler O’Neill & Partners, L.P., and D.A. Davidson & Co. (collectively, the “Distribution Agents”) to sell shares of the Company’s common stock, par value $0.001 per share (the “ATM Shares”), having an aggregate offering price of up to $80,000,000, from time to time, through an “at-the-market” equity offering program (the “ATM Program”).

The sales, if any, of the ATM Shares may be made in negotiated transactions or transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on or through the NASDAQ Global Market, sales made to or through a market maker other than on an exchange, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such market prices, or any other method permitted by law. Subject to the terms and conditions of the Distribution Agreement, upon its acceptance of written instructions from the Company, the Distribution Agent designated by the Company to sell ATM Shares will use its commercially reasonable efforts to sell on the Company’s behalf all of the designated ATM Shares. The Company may also sell ATM Shares under the Distribution Agreement to each of the Distribution Agents, as principals for their respective accounts, at a price per share agreed upon at the time of sale. Actual sales will depend on a variety of factors to be determined by the Company from time to time.  The Company has no obligation to sell any of the ATM Shares under the Distribution Agreement, and may at any time suspend sales of the ATM Shares under the Distribution Agreement.

The Company will pay the Distribution Agents commissions for their services in acting as agent in the sale of ATM Shares, and the Company has agreed to advance $90,000 to the Distribution Agents for their out-of-pocket legal fees incurred in connection with the ATM Program.  The Distribution Agents will be entitled to compensation at a commission rate equal to 2.0% of the gross proceeds from the sale of ATM Shares pursuant to the Distribution Agreement; provided, however, that the compensation payable to each Distribution Agent upon the sale of ATM Shares pursuant to the Distribution Agreement will be reduced by $22,500 in a manner such that no compensation will be paid to a Distribution Agent until the amount of the commission earned by such Distribution Agent exceeds $22,500.

The Distribution Agreement contains representations and warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify the Distribution Agents against certain liabilities on customary terms, subject to limitations on such arrangements imposed by applicable law and regulation. In the ordinary course of its business, the Distribution Agents and/or their affiliates have engaged and may engage in commercial and investment banking transactions, financial advisory and other transactions with the Company. The Distribution Agents have received, or may receive, customary compensation and expenses in connection with such other transactions.

The Company intends to use the net proceeds, if any, from the ATM Program for general corporate purposes, including but not limited to, a contribution to the capital of its subsidiaries to support the Company’s organic growth, including the addition of new offices, and to fund possible acquisitions should appropriate acquisition opportunities arise.

The ATM Shares will be offered and sold pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-214928), which became effective on December 16, 2016, and the related Prospectus dated December 16, 2016, and the Prospectus Supplement dated February 16, 2017, as each may be amended from time to time.

The foregoing description of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Distribution Agreement. The Distribution Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The description of the Distribution Agreement has been included to provide information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.

Item 8.01     Other Events

On February 16, 2017, the Company issued a press release announcing the commencement of the ATM Program. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits
Exhibit No.	Description

1.1

Equity Distribution Agreement dated February 16, 2017, by and among First Foundation Inc., First Foundation Bank, FBR Capital Markets & Co., Raymond James & Associates, Inc., Sandler O’Neill & Partners, L.P., and D.A. Davidson & Co.

5.1	Opinion of Sheppard, Mullin, Richter & Hampton, LLP.
23.1	Consent of Sheppard, Mullin, Richter & Hampton, LLP (included in Exhibit 5.1).
99.1	Press Release dated February 16, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION INC.

Date: February 16, 2017	By:	/s/ JOHN M. MICHEL
John M. Michel Executive Vice President & Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1.1

Equity Distribution Agreement dated February 16, 2017, by and among First Foundation Inc., First Foundation Bank, FBR Capital Markets & Co., Raymond James & Associates, Inc., Sandler O’Neill & Partners, L.P., and D.A. Davidson & Co.

5.1	Opinion of Sheppard, Mullin, Richter & Hampton, LLP.
23.1	Consent of Sheppard, Mullin, Richter & Hampton, LLP (included in Exhibit 5.1).
99.1	Press Release dated February 16, 2017.